                                    EXHIBIT 2

                             JOINT FILING AGREEMENT


         The undersigned each agree that the Statement on Schedule 13D relating to the Common Stock, $.10 par value, of South Texas Drilling & Exploration, Inc. is adopted and filed on behalf of each of them, (ii) all future amendments to such Statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and
(iii) the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934 apply to each of them. This Agreement may be terminated with respect to the obligation to jointly file future amendments to such Statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to the other person signatory hereto, at the principal office thereof. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.


                                  T.L.L. TEMPLE FOUNDATION


                                  By:     /s/ ARTHUR TEMPLE, III
                                     ------------------------------------------
                                  Name:   Arthur Temple, III
                                  Title:  Chairman of the Board of Trustees


                                  TEMPLE INTERESTS, LTD.


                                  By:     TEMPLE SOUTHWOOD, INC.
                                          its Managing General Partner


                                          By:      /s/ ARTHUR TEMPLE, III
                                             ----------------------------------
                                             Arthur Temple, III
                                             President, Secretary and Treasurer


                                  /s/ ARTHUR TEMPLE, III
                                  ---------------------------------------------
                                  ARTHUR TEMPLE, III


                                  TEMPLE SOUTHWOOD, INC.,


                                  By:     /s/ ARTHUR TEMPLE, III
                                     ------------------------------------------
                                  Name:   Arthur Temple, III
                                  Title:  President, Secretary and Treasurer

                                  ATSP PARTNERSHIP, LTD.,

                                  By:     ARTHUR TEMPLE, INC.
                                          its Managing Partner


                                  By:     /s/ ARTHUR TEMPLE
                                     --------------------------------
                                  Name:   Arthur Temple
                                  Title:  President

                                   SCHEDULE I
                                   (to Item 2)

                      TRUSTEES OF T.L.L. TEMPLE FOUNDATION
                 AND GENERAL PARTNERS OF TEMPLE INTERESTS, LTD.

         The name, residence or business address, present principal occupation or employment, and citizenship of each trustee of T.L.L., of each officer and director of Southwood, and of each partner of ATSP, Ltd. are as set forth below.

        NAME AND POSITION                           RESIDENCE OR BUSINESS
      WITH RESPECT TO T.L.L.                               ADDRESS                                 CITIZENSHIP
      ----------------------                               -------                                 -----------
Arthur Temple                                   109 Temple Blvd., Suite 100                       United States
Trustee (Chairman Emeritus)                     Lufkin, Texas  75901-7321

Arthur Temple, III                              5030 Champions                                    United States
Trustee (Chairman)                              Lufkin, Texas  75901

Ward Burke                                      109 Temple Blvd., Suite 100                       United States
Trustee                                         Lufkin, Texas  75901-7321

* Phillip Leach                                 109 Temple Blvd., Suite 100                       United States
Trustee (Secretary and Treasurer)               Lufkin, Texas  75901-7321

W. Temple Webber, Jr.                           2001 Kirby Drive, Suite 1200                      United States
Trustee                                         Houston, Texas  77019

H. J. Shands, III                               P. O. Box 610                                     United States
Trustee                                         Diboll, Texas  75941-0610

W. Temple Webber, III                           5120 Woodway, Suite 117                           United States
                                                Houston, TX 77056


        NAME AND POSITION                           RESIDENCE OR BUSINESS
    WITH RESPECT TO SOUTHWOOD                              ADDRESS                                 CITIZENSHIP
    -------------------------                              -------                                 -----------
* Ellen Temple                                  5030 Champions                                    United States
Vice President and Director                     Lufkin, Texas  75901

Arthur Temple, III                              5030 Champions                                    United States
President                                       Lufkin, Texas  75901

         Arthur Temple is retired.

         Ward Burke is retired.

         Phillip Leach is retired.

         W. Temple Webber, Jr. is retired.

         H.J. Shands, III is President of First Bank & Trust of East Texas at the address set forth above.

         Ellen Temple is engaged primarily in work for charitable and community service organizations.

         W. Temple Webber, III is President of Temple Webber Photography, Inc. at the address set forth above.



* The principal occupation of the named person is the position indicated in the table.


                                       2